UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Global Eagle Entertainment Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TABLE OF CONTENTS

GLOBAL EAGLE ENTERTAINMENT INC.
4353 Park Terrace Drive
Westlake Village, California 91361

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2013

This proxy statement supplement (the “Supplement”) amends and supplements the definitive proxy statement, dated December 2, 2013 (the “Proxy Statement”), filed by Global Eagle Entertainment Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 2, 2013. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, you should rely on the information in this Supplement.

Appointment of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, the Company engaged Morrow & Co., LLC (“Morrow”) to assist the Company in soliciting proxies related to the proposals set forth in the Proxy Statement and to be voted upon at the Company’s special meeting of stockholders (the “Special Meeting”) to be held at the Company’s offices located at 4553 Glencoe Avenue, Marina Del Rey, California 90292, on December 19, 2013, at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof. Morrow may solicit proxies personally, electronically or by telephone. The Company has agreed to pay Morrow a fee of $7,500 plus reimbursement of expenses for these services.

Voting Information

If you have already voted by Internet, telephone or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone or mail) will remain valid and will be voted at the Special Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the captions “About the Special Meeting of Stockholders” and “Proposal 1 — Approval of an Amendment to the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan — Revoking Your Proxy.”

This Supplement is dated December 12, 2013, and is first being mailed to stockholders of the Company on or about December 12, 2013.